UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 9, 2008

U. S. Precious Metals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 Celebration Boulevard, Suite A, Celebration, Florida	34747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:  (407) 566-9310

        N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (11-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 9, 2008, Mr. Jack Wagenti tendered to the board of directors his resignation as a member of the board of directors of U.S. Precious Metals, Inc.  (the “Company”). The resignation was accepted effective immediately. In his letter, Mr. Wagenti extended his compliments to Mr. M. Jack Kugler (the Chief Executive Officer and Chairman of the Board) for his efforts in advancing the interests of the shareholders. A copy of the October 9, 2008, letter is attached hereto as Exhibit 99.1 and incorporated by reference herein.

In his letter of resignation, Mr. Wagenti, also offered to act as a consultant to the Company for five years. His offer has been taken under consideration and has not yet been acted upon.

Item 9.01

Financial Statements and Exhibits

(C) Exhibit 99.1.     October 9, 2008 Letter of Resignation of Jack  Wagenti

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

U.S. Precious Metals, Inc.

(Registrant)

/s/ M. Jack Kugler

_______________________________

M. Jack Kugler, CEO

Date:  October 9, 2008

Exhibit 99.1

OCTOBER 9, 2008 LETTER OF RESIGNATION OF JACK WAGENTI

Jack Wagenti

October 9, 2008

Board of Directors
U.S. Precious Metals, Inc.
950 Celebration Blvd., Suite A
Celebration, Florida 34747

Gentlemen:

I, Jack Wagenti, hereby tender my resignation as a director of U.S. Precious Metals, Inc., such resignation to be effective October 9, 2008.

I would like to compliment Jack Kugler, CEO/Chairman advancing the company for our shareholders.

I will continue as a consultant to the Company for five years if approved by the Board of Directors of IPWG.

Sincerely,

Jack Wagenti

JW/jmz

6004 Tealside Court, Lithia, Florida 33547 * 813-944-2988